Exhibit 99.1

Bank of America Merrill Lynch Health Care Conference May 12, 2010

Disclosure This presentation may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to "Select" used throughout this presentation refer to Select Medical Holdings Corporation and its subsidiaries.

Select Medical At A Glance 89 LTAC Hospitals with 3,782 beds in 25 States 6 Inpatient Rehab Facilities (IRF) with 463 beds in 4 States and 1 Managed Rehab Unit 959 Outpatient Rehab Clinics in 36 States and the District of Columbia 482 Contract Therapy locations in 27 states 22,400 Employees in the United States $2.2 Billion Net Revenue 2009 $330.2 Million Adjusted EBITDA 20091 Note: All statistics as of 31-Mar-10 1 See slide 19 for non-GAAP reconciliation

Balanced Payor Mix Specialty Payor Mix Outpatient Payor Mix Overall Payor Mix (2005 - 2009) Medicare/ Medicaid 10% Commercial Payors and Other 34% Note: As of December 31, 2009

(2003) (1999) Strong Track Record of Growth Company has Struck the Right Balance of Both Organic and Acquisitive Growth De Novo - 62 specialty hospitals and 276 outpatient clinics opened since inception - 2009 Acquisitions - 62 specialty hospitals acquired since inception - 2009 ATH and Intensiva (1998) LBO Outpatient Division (2007) IPO (2001) Founded (Nov 1996) (2005) IPO (2009)

Growth Strategy LTAC - maturing of new hospitals Inpatient Rehab - Joint Venture/Acquisition opportunities Outpatient Rehab - margin improvement

Maturing New Hospitals New Hospitals Added 2008-09 ? 10 LTACs and 2 Rehab Adjusted EBITDA 2008 ($25.0) M Adjusted EBITDA 2009 ($ 1.6) M

Inpatient Rehab Facility JV Strategy Potential IRF JV Partner Profile Leading health care systems and/or university hospitals Services Provided: Rehab Annual Revenue: > $1 billion Beds: > 400 Patient Volume: High Geography: > 750,000 population

SSM Rehab Joint Venture The Partners SSM Health Care St. Louis network with seven acute care hospitals, 12,000 employees, 2,500 staff physicians Select Medical 51% owner of joint venture with management responsibility The Services 80 inpatient rehab beds 33 outpatient locations (18 SSM, 15 Select) 6 contract therapy locations/4 onsite rehab locations 3 occupational health clinics 3 day institute clinics The Future Construction of new 60 bed facility on SSM DePaul Campus (will expand bed capacity to 95 upon completion) Expansion of rehab services to network

Outpatient Strategy Continue to expand former HealthSouth clinics' EBITDA margins 2008 EBITDA margin differential - greater than 7% 2009 EBITDA margin differential - greater than 5% Former HealthSouth clinics' revenue - ^ $200M Contract renewals Lease renewals

Regulatory Environment Long Term Care Hospitals - stable through 2012 Inpatient Rehab - stable Outpatient Rehab - stable

LTAH Rates under Proposed FY 2011 Regulation Decrease in FY 2011 Base Rate by 0.1% Market basket 2.4% minus coding adjustment of 2.5% Final rule August implementation October 1, 2010

Financial Overview

$2,240 $2,153 $1,992 Historical Net Revenue Note: In Millions CAGR 6.0%

Note: In Millions Historical Adjusted EBITDA $330 $270 $255 CAGR 13.8%

Free Cash Flow Free Cash Flow1 Note: Free Cash Flow calculated as Net Cash Provided by Operating Activities less Purchases of Property and Equipment 1 See slide 19 for non-GAAP reconciliation Intense Focus on Free Cash Flow Generation ($ in millions)

Capitalization Details IPO Proceeds were used to Repay Existing Indebtedness ($ in millions) 1 See slide 19 for non-GAAP reconciliation

5-Year Strategic Goals Adjusted EBITDA growth of 8 - 10% per year Adjusted EBITDA margin improvement of 6% per year over this period Capital spending of $50 - $60 million per year Free cash flow per year of $120 million Bring leverage levels down to < 2.0x by 2014

2006 2007 2008 2009 Net Income $ 118 $ 55 $ 22 $ 75 (-) Discontinued ops, net of tax (13) - - - (+) Non-controlling interest 1 2 3 4 (+) Income tax 56 29 26 37 (+/-) Other expense / (income) (1) 5 - 1 (+) Interest expense, net 96 103 146 132 (-) Gain on debt retirement - - (1) (13) (+) Depreciation and Amortization 47 57 72 71 (+) Stock Based Compensation 4 4 2 23 Adjusted EBITDA 308 255 270 330 Net Cash Provided by Operating Activities $ 228 $ 86 $ 107 $ 166 (-) Purchase of Property and Equipment 155 166 56 58 Free Cash Flow 73 (80) 51 108 Non-GAAP Reconciliation ($ in millions)